UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________

SCHEDULE 14C

___________________

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

INSPIRE VETERINARY PARTNERS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No Fee Required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

INSPIRE VETERINARY PARTNERS, INC.

780 Lynnhaven Parkway
Suite 400
Virginia Beach, Virginia 23452
(757) 734-5464

NOTICE OF ACTION TAKEN BY
WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of Inspire Veterinary Partners, Inc.,

This Notice and accompanying Information Statement are being furnished to the stockholders of shares of Class A common stock, $0.0001 par value per share (the “Class A Common Stock”), of Inspire Veterinary Partners, Inc. (the “Company” or “Inspire”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an action taken by the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”), approving, by written consent dated February 12, 2024, the issuance of (i) 2,869,182 shares of Class A Common Stock (the “Commitment Shares”) and (ii) up to $30.0 million of additional shares of Class A Common Stock (the “VWAP Shares” and together with the Commitment Shares, the “Shares”) issuable to Tumim Stone Capital LLC (“Tumim”), pursuant to a common stock purchase agreement, dated as of November 30, 2023, as amended by that certain letter agreement (the “Letter Agreement”), dated January 19, 2024, in each case by and between the Company and Tumim. All references in this Information Statement to the “Purchase Agreement” refer to the common stock purchase agreement as amended by the Letter Agreement. Pursuant to the Purchase Agreement, the Company may issue to Tumim, and Tumim is required to purchase from the Company, the VWAP Shares at our direction from time to time, subject to the satisfaction of the terms and conditions in the Purchase Agreement (the “Tumim Transaction”).

The Company is subject to the Nasdaq Stock Market’s Listing Rules because the Class A Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). The issuance of shares of Class A Common Stock to Tumim in the Tumim Transaction pursuant to the Purchase Agreement implicates certain of the Nasdaq listing standards requiring prior stockholder approval in order to maintain our listing on Nasdaq. More specifically, the Company may not issue Shares to Tumim in the Tumim Transaction if, among other things, the issuance would exceed the amount permissible under Nasdaq rules (the “Exchange Cap”) unless such issuance is approved by a majority of the Company’s stockholders.

The Majority Stockholders, in accordance with Nasdaq Listing Rule 5635(d), approved the Tumim Transaction, including the issuance of Shares to Tumim in excess of the Exchange Cap, on February 12, 2024.

This Information Statement is being delivered in lieu of notice of a meeting of stockholders pursuant to Section 78.320(3) of the Nevada Revised Statutes (the “NRS”).

The consent we have received constitutes the only stockholder approval required under the NRS, the applicable Nasdaq listing standards, our Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, to approve the Company’s actions in connection with the Tumim Transaction, including the issuance of the Shares to Tumim pursuant to the Purchase Agreement and related matters.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

The effectiveness of the Majority Stockholders’ approval of the Tumim Transaction shall automatically take effect on the 20th day after this Information Statement is mailed or furnished to the stockholders of record as of February 20, 2024, which we refer to as the “Record Date”.

By order of the Board of Directors:
/s/ Kimball Carr
Kimball Carr
Chair, President and Chief Executive Officer

March 11, 2024

INFORMATION STATEMENT
OF
INSPIRE VETERINARY PARTNERS, INC.

March 11, 2024

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

Inspire Veterinary Partners, Inc., a Nevada corporation, with its principal executive offices located at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452, is sending you this Information Statement to notify you of an action that the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”) have taken by written consent in lieu of a special meeting of stockholders.

References in this Information Statement to the “Company, “we,” “our,” “us,” and “Inspire” are to Inspire Veterinary Partners, Inc. and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by Inspire. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Class A Common Stock held of record by them. We are distributing this Information Statement in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law.

INTERNET AVAILABILITY OF INFORMATION STATEMENT

We are using the internet as the primary means for furnishing this Information Statement on Schedule 14C to stockholders. Consequently, most stockholders will not receive paper copies of this Information statement. We will instead send these stockholders a Notice of Internet Availability with instructions for accessing this Information Statement on Schedule 14C online, The Notice of Internet Availability also provides information on how stockholders may obtain paper copies of our Information Statement on Schedule 14C if they so choose. We encourage stockholders to take advantage of the online availability of information statement materials, as we believe it helps in conserving natural resources and reduces our printing and mailing costs.

Background

The following actions were approved by the Majority Stockholders, who collectively hold 51.2% of the voting power of the outstanding shares of our capital stock, by written consent dated February 12, 2024, in lieu of a special meeting of stockholders.

THE TUMIM TRANSACTION

The Purchase Agreement

On November 30, 2023, Inspire entered into a common stock purchase agreement, dated as of November 30, 2023, with Tumim Stone Capital LLC (“Tumim”), pursuant to which Tumim committed to purchase, subject to certain conditions and limitations, up to $30.0 million of shares of Class A Common Stock (the “VWAP Shares”), at our direction from time to time, subject to the satisfaction of the terms and conditions in the Purchase Agreement. The Company and Tumim agreed to certain amendments to the common stock purchase agreement as memorialized in a letter agreement (the “Letter Agreement”), dated as of January 19, 2024. All references in this Information Statement to the “Purchase Agreement” refer to the common stock purchase agreement as amended by the Letter Agreement.

The VWAP Shares to be issued by Inspire and purchased by Tumim will be sold at a purchase price equal to 95% of the lowest daily volume-weighted average price of the Class A Common Stock on The Nasdaq Capital Market (“Nasdaq”) (or any other eligible national stock exchange, as applicable) during the three (3) consecutive trading days immediately following the trading date on which a valid purchase notice is delivered to Tumim. Such purchase price will be adjusted for reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction by Inspire with respect to its Class A Common Stock.

The sales of VWAP Shares to Tumim, if any, will be subject to certain limitations, and may occur from time-to-time in Inspire’s sole discretion, over the period commencing once certain customary conditions are satisfied, including maintaining effectiveness of the initial resale registration statement with the Commission, and ending on the first day of the month following the 24-month anniversary of the date on which the initial resale registration statement is declared effective by the Commission. Tumim has no right to require Inspire to sell any VWAP Shares to Tumim, but Tumim is obligated to purchase VWAP Shares pursuant to a valid purchase notice delivered by Inspire, subject to certain terms and conditions.

The net proceeds from sales, if any, under the Purchase Agreement to Inspire will depend on the frequency and prices at which Inspire sells VWAP Shares to Tumim. Inspire expects that any proceeds received by Inspire from such sales to Tumim will be used for working capital and general corporate purposes. Actual sales of VWAP Shares to Tumim will depend on a variety of factors to be determined by Inspire from time-to-time, including, among other things, market conditions, the trading price of the Class A Common Stock, and the working capital needs, if any, of Inspire.

As of the date of this Information Statement, Inspire cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, Inspire will retain broad discretion over the use of these proceeds. Pending the Company’s use of the net proceeds as described above, Inspire intends to invest the net proceeds in interest-bearing, investment-grade instruments or FDIC-insured bank accounts.

Purchase Limits

Pursuant to the Purchase Agreement, Inspire may not require Tumim to purchase, and Tumim will have no obligation to purchase, in any single transaction, any VWAP Shares in excess of a number equal to the lowest of:

(i)     100% of the average daily trading volume in the Class A Common Stock on Nasdaq (or any other eligible national stock exchange, as applicable) for the five consecutive trading days immediately prior to the trading date on which a valid purchase notice is delivered to Tumim,

(ii)    a 30% discount to the daily trading volume in the Class A Common Stock on Nasdaq (or any other eligible national stock exchange, as applicable), and

(iii)   $2.0 million divided by the volume-weighted average price for the Class A Common Stock on the trading day immediately prior to the trading date on which a valid purchase notice is delivered to Tumim.

Consistent with applicable Nasdaq rules, Inspire may not issue to Tumim more than 1,214,293 VWAP Shares (the “Exchange Cap”), which number of shares is equal to 19.99% of the shares of the Company’s Class A Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless Inspire obtains stockholder approval to issue shares of its Class A Common Stock in excess of such limit in accordance with applicable rules of Nasdaq or any other applicable national stock exchange.

However, the Exchange Cap will not apply to the extent that and for so long as the average price of all shares of Class A Common Stock purchased pursuant to the Purchase Agreement is equal to or greater than $0.4954, which was the official closing price of the Class A Common Stock on Nasdaq on the date of signing the Purchase Agreement.

Moreover, Inspire may not issue or sell any VWAP Shares to Tumim which, when aggregated with all other shares of the Company’s Class A Common Stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange and Rule 13d-3 promulgated thereunder), would result in Tumim beneficially owning more than 4.99% of the issued and outstanding shares of the Company’s Class A Common Stock (the “Beneficial Ownership Limitation”), unless such limit is increased or waived by Tumim.

Commitment Shares

Pursuant to the terms of the Purchase Agreement, as consideration for Tumim’s irrevocable commitment to purchase VWAP Shares, Inspire became obligated to issue to Tumim 2,869,182 shares of Class A Common Stock (the “Commitment Shares”), which is equal to $600,000 divided by the average daily volume-weighted average price for the Class A Common Stock on Nasdaq during the five (5) consecutive trading days ending on January 30, 2023, the last trading date immediately prior to Inspire’s filing of the resale registration statement covering Tumim’s resales pursuant to the registration rights agreement entered into between Inspire and Tumim. The Commitment Shares were issued on February 14, 2024, the trading day immediately following the date the resale registration statement was declared effective by the Commission.

Pursuant to the Letter Agreement, if the number of Commitment Shares due to Tumim would have exceeded the Beneficial Ownership Limitation, Inspire was obligated to issue to Tumim a pre-funded warrant (the “Tumim pre-funded warrant”) to purchase shares of Class A Common Stock (the “Warrant Shares”), with an exercise price equal to $0.0001 per share, in an amount equal to the difference between $600,000 and the value of the Commitment Shares issued below the Beneficial Ownership Limitation, calculated using the same pricing mechanism as the pricing mechanism used to determine the Commitment Shares paid as Class A Common Stock. For each share of Class A Common Stock which may be exercised as a Warrant Share upon exercise of the Tumim pre-funded warrant, the number of shares of Class A Common Stock issued as Commitment Shares was decreased on a one-for-one basis. Inspire issued the Tumim pre-funded warrant for 1,654,889 Warrant Shares on February 13, 2024 pursuant to the terms of the Letter Agreement.

If the aggregate number of Commitment Shares and Warrant Shares due to Tumim would exceed the Exchange Cap, and the Company has not obtained stockholder approval for the issuance of Class A Common Stock in excess of the Exchange Cap in accordance with the applicable rules of Nasdaq (or any eligible substitute exchange) by May 24, 2024 (including the obtaining effectiveness of this Information Statement), then the Company would be obligated to pay to Tumim an amount in cash equal to $600,000 minus the value of the shares of Class A Common Stock issuable to Tumim as Commitment Shares and the value of the Warrant Shares issuable upon exercise of the Tumim pre-funded warrant.

In certain other circumstances, including the Company’s failure to file registration statements with respect to the shares of Class A Common Stock issuable to Tumim under the Purchase Agreement or the failure of such registration statements to be declared effective by the Commission within certain deadlines, Inspire would have been obligated to pay to Tumim a cash fee equal to $600,000 in lieu of issuing such shares of Class A Common Stock and Warrant Shares, under the terms and subject to the conditions described more fully in the Purchase Agreement, as amended.

On February 14, 2024, Inspire issued 1,214,293 shares of Class A Common Stock of the Company, par value $0.0001 per share to Tumim pursuant to the Purchase Agreement and the Letter Agreement. In addition, on February 13, 2024, Inspire issued to Tumim the Tumim pre-funded warrant to purchase up to 1,654,889 shares of Class A Common Stock of the Company pursuant to the Purchase Agreement and the Letter Agreement. Inspire issued these shares and the Warrant in fulfilment of its obligation to issue the Commitment Shares to Tumim upon its entry into the Purchase Agreement, as such term is defined in the Letter Agreement and pursuant to the terms set forth in the Letter Agreement and the Purchase Agreement.

The Nasdaq 20% Rule

The issuance of the Commitment Shares and the Warrant to Tumim we made, and all future sales of Class A Common Stock by Inspire to the Investor under the Purchase Agreement will be made, in reliance upon the provisions of Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) or Rule 506(b) of Regulation D promulgated by the Commission under the Securities Act (“Regulation D”), and upon such other exemption from the registration requirements of the Securities Act as may be available.

Inspire is subject to the Nasdaq listing standards because our Class A Common Stock is currently listed on the Nasdaq. Specifically, Nasdaq Rule 5635(d) (the “Nasdaq 20% Rule”) requires prior stockholder approval for any “20% Issuance” (defined as a transaction other than a “public offering” involving the sale or issuance by a listed issuer of its common stock equal to 20% or more of the issuer’s outstanding common stock) at a price that is less than the “Minimum Price” (defined as the lower of (i) the official closing price quoted on Nasdaq for an issuer’s common stock immediately preceding the signing of the binding agreement and (ii) the average official closing price quoted on Nasdaq for an issuer’s common stock for the five trading days immediately preceding the signing of the binding agreement related to the issuance).

At the time of the Company’s initial entry into the Purchase Agreement, the maximum number of shares of Class A Common Stock that the Company could issue in a transaction other than a “public offering” at a price less than the “Minimum Price” (as such terms are defined in Nasdaq Rule 5635(d)) was 1,214,293 shares of Class A Common Stock. As noted above, as consideration for Tumim’s irrevocable commitment to purchase shares of the Company’s Class A Common Stock pursuant to the Purchase Agreement, Inspire became obligated to issue to Tumim 2,869,182 shares of Class A Common Stock (the “Commitment Shares”) on November 20, 2023. Inspire has the right, but no the obligation, to issue up to $30.0 million of additional shares of Class A Common Stock as “VWAP Shares” under the Purchase Agreement. Accordingly, the issuance of Commitment Shares in excess of 1,214,293 shares of Class A Common Stock and the issuance of any VWAP Shares pursuant to the Purchase Agreement implicates the Nasdaq 20% Rule.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and stockholders holding 51.2% of the voting power of the outstanding shares of our capital stock (the “Majority Stockholders”).

APPROVAL OF THE ISSUANCES OF CLASS A COMMON STOCK

Under Section 78.320(2) of the Nevada Revised Statutes (the “NRS”), “[u]nless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if […] a written consent thereto is signed by stockholders holding at least a majority of the voting power[.]”

Pursuant to Article II, Section 7 of our Second Amended and Restated Bylaws, “[e]xcept as otherwise provided by law, the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding shares representing at least a majority of the votes entitled to vote thereon[.]”

In accordance with the Nasdaq 20% Rule and related Nasdaq listing standards, the NRS, our Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws, the following actions were approved by the written consent of the Majority Stockholders approving, by written consent dated February 12, 2024, in lieu of a special meeting:

(i)     the entry into the Purchase Agreement, the Letter Agreement and the transactions contemplated thereunder,

(ii)    the issuance of the Commitment Shares, the Warrant, and, if the Warrant is exercised, the issuance of the Warrant Shares pursuant to the Warrant, in each case pursuant to and subject to the terms and conditions of, the Purchase Agreement,

(iii)   the issuance of shares of Class A Common Stock pursuant to the Purchase Agreement, and

(iv)   the authorization and reservation of the requisite aggregate number of authorized but unissued shares of Class A Common Stock to enable Inspire to timely effect the issuance and delivery of all shares of Class A Common Stock to be issued and delivered to the Investor pursuant to the Purchase Agreement

(collectively, clauses (i) through (iv), the “Tumim Transaction”).

The consent we have received constitutes the only stockholder approval required under the Nasdaq 20% Rule and related Nasdaq listing standards, the NRS, our Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws to approve the Company’s actions in the Tumim Transaction.

This Information Statement is being delivered in lieu of notice to stockholders pursuant to Section 78.320(3) of the NRS.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Class A Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of the voting power of our outstanding capital stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the issuance of the Class A Common Stock pursuant to the Tumim Transaction.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None.

OUTSTANDING VOTING SECURITIES

The Company’s authorized capital stock consists of one hundred seventy million (170,000,000) shares of stock, consisting of three (3) classes of stock designated, respectively, as “Class A common stock,” “Class B common stock” and “Preferred Stock,” each such share having a par value of $0.0001 per share. The total number of authorized shares are: one hundred million (100,000,000) shares of Class A common stock; twenty million (20,000,000) shares of Class B common stock; and fifty million (50,000,000) shares of Preferred Stock.

As of the date of this Information Statement, there were 38 stockholders of record for our Class A common stock, 5 stockholders of record for our Class B common stock and 3 stockholders of record for our Series A preferred stock.

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class A common stock has the right to cumulate votes.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of Preferred Stock.

Upon the liquidation, dissolution or winding up of the Company, after payment in full of all amounts required to be paid to creditors and to the holders of our Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock are entitled to share, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, ratably in all assets remaining.

Holders of Class A common stock have no preemptive or redemption rights and no right to convert their common stock into any other securities. All outstanding shares of Class B common stock are fully paid and non-assessable.

Class B Common Stock

Holders of our Class B common stock are entitled to twenty-five (25) votes for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class B common stock has the right to cumulate votes.

Subject to the rights of holders of Preferred Stock having preference as to dividends, the holders of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up of the affairs of the Company, subject to any preference right of holder of the Preferred Stock of the Company, the holders of our Class B common stock shall share equally and ratably, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, in the Company’s assets. The merger, conversion, exchange or consolidation of the Company is not deemed a liquidation, dissolution or winding up of the affairs of the Company.

Our Class B common stock may be convertible at the option of the holders, without the payment of additional consideration, at any time, into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class B common stock. The conversion rate of the Class B common stock will be adjusted proportionately if the Company, at any time or from time to time, (a) pays a dividend or makes a distribution for no consideration to holders of our Class A common stock, (b) subdivides (by stock split, recapitalization or otherwise) our outstanding Class A common stock into a greater number of shares, or (c) combines its outstanding Class A common stock into a smaller number of shares.

The holders of Class B common stock do not have any redemption or preemptive rights.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to fifty million (50,000,000) shares of preferred stock, in one or more series. Our board of directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock or Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of preferred stock in this Information Statement and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Series A preferred stock

Our board of directors amended articles of incorporation on June 30, 2023 to authorize the issuance of Series A preferred stock (the “Series A preferred stock”) by the filing of a certificate of designation (as amended as of the date of this Information Statement, the “Series A Certificate of Designation”), with each such share having a stated value of $10.00 per share. The board further amended the articles of incorporation on November 7, 2023 to increase the number of shares of Series A preferred stock authorized under the Company’s articles of incorporation to two million (2,000,000) preferred shares of Series A preferred stock and to modify the minimal conversion price of the Series A preferred stock as described below.

Holders of shares of the Series A preferred stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A preferred stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than $0.25 per-share.

The Series A Certificate of Designation also contains certain beneficial ownership limitations on the holders of the Series A preferred stock, as more fully described in the Series A Certificate of Designation. The holders of the Series A preferred stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

The foregoing description of the Series A Certificate of Designation is qualified in its entirety by the full text of the same, which is attached hereto as Exhibit 3.4 and Exhibit 3.5 and which are herein incorporated by reference.

Modification of Shareholder Rights

Pursuant to Nevada Revised Statutes Article 79.390, any amendment to the articles of association (other than a change in number of authorized shares of class or series) to affect or modify shareholders’ rights requires (i) a resolution adopted by the board of directors setting forth the proposed amendment and submission of the proposed amendment to the stockholders for approval; (ii) affirmative vote of stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, approving the amendment; and (iii) a certificate signed by an authorized officer setting forth the amendment, the vote by which the amendment was adopted, and filing of the certificate with the Secretary of State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this Information Statement, the number of shares of common stock beneficially owned by:

(i)     each of our named executive officers;

(ii)    each of our directors;

(iii)   all executive officers and directors as a group; and

(iv)   each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The calculations of the applicable percentage of beneficial ownership are based on:

•        27,409,258 shares of Class A Common Stock issued and outstanding as of the date of this Information Statement;

•        3,891,500 shares of Class B common stock issued and outstanding as of the date of this Information Statement; and

•        63,710 shares of Series A preferred stock outstanding as of the date of this Information Statement (holders of Series A preferred stock have the right to vote as-if-converted, on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law, subject to the certain limits on beneficial ownership contained in the Certificate of Designations relating to the Series A preferred stock).

The calculations of the applicable percentage of beneficial ownership and voting exclude 47,198,929 shares of Class A Common Stock that are potentially issuable upon the exercise of warrants outstanding as of the date of this Information Statement are not included except where indicated by footnote. Holders of warrants are not entitled to vote as-if-exercised basis on matters submitted to a vote of holders of the Company’s common stock.

The calculations of the applicable percentage of voting power include the beneficial ownership outstanding as of the date of this Information Statement and also includes:

•        the voting power of 2,548,400 shares of Class A Common Stock that are potentially issuable upon conversion of shares of Series A preferred stock outstanding as of the date of this Information Statement; and

•        the voting power of 3,891,500 shares of Class B common stock outstanding as of the date of this Information Statement (each share of Class B common stock entitles the holder of record to twenty-five (25) votes on all matters submitted to a vote of stockholders).

Except as otherwise indicated, all shares are owned directly. Each indicated holder has sole voting power and sole investment power over the shares indicated in the table below:

Name and Address of Beneficial Owner(1)	Title	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned		% Beneficially Owned	% Voting
NAMED EXECUTIVE OFFICERS
Kimball Carr		Class A common	77,728	(2)	* %	6.4%
		Class B common	333,250%		8.6%
		Preferred	—		*

Richard Frank		Class A common	—		*	*
		Class B common	—		*
		Preferred	—		*

Alexandra Quatri		Class A common	—		*	*
		Class B common	—		*
		Preferred	—		*
DIRECTORS
Lawrence Alexander	Director	Class A common	1,000		*	*
		Class B common	—		*
		Preferred	—		*

Charles Stith Keiser	Director	Class A common	24,528		* %	40.7%
		Class B common	2,150,000	(3)%	55.2%
		Preferred	—		*

Peter Lau	Director	Class A common	—		* %	10.2%
		Class B common	537,500%		13.8%
		Preferred	—		*

Dr. Thomas-Mackey	Director	Class A common	5,600		*	*
		Class B common	—		*
		Preferred	—		*

John Suprock	Director	Class A common	—		*	*
		Class B common	—		*
		Preferred	—		*

Timothy Watters	Director	Class A common	—		*	*
		Class B common	—		*
		Preferred	—		*

Name and Address of Beneficial Owner(1)	Title	Class of Voting Stock Beneficially Owned	Number of Shares Beneficially Owned		% Beneficially Owned	% Voting(10)
5% OWNERS
Best Future Investment, LLC(4)		Class A common	—		* %	10.2%
		Class B common	537,500%		13.8%
		Series A preferred	—		*

Richard Martin		Class A common	—		* %	6.3%
		Class B common	333,250%		8.6%
		Series A preferred	—		*

622 Capital LLC(5)		Class A common	112,110	(6)%	*	*
		Class B common	—		*
		Series A preferred	2,418%		3.8%

Dragon Dynamic Catalytic Bridge SAC Fund(7)		Class A common	56,055	(6)	*	*
		Class B common	—		*
		Series A preferred	20,105%		31.6%

Target Capital 1 LLC(8)		Class A common	661,447	(6)%	2.5%	1.8%
		Class B common	—		*
		Series A preferred	41,187%		64.6%

Wilderness Trace Veterinary Partners, LLC(9)		Class A common	—		* %	40.6%
		Class B common	2,150,000%		55.2%
		Series A preferred	—		*

____________

*        Represents ownership of less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452

(2)      Includes a warrant for 50,000 shares of Class A common stock. The warrant was issued effective as of January 1, 2023 and is exercisable at any time and from time to time by the holder for a period of five (5) years from January 1, 2023 at an exercise price per share equal to $4.00, multiplied by 0.60, subject to adjustment for subsequent stock splits, stock combinations, stock dividends, and recapitalizations.

(3)      Beneficially owned by Wilderness Trace Veterinary Partners, LLC, which is controlled by Charles Stith Keiser, the Company’s Vice-Chair and director.

(4)      Beneficially owned by Best Future Investment, LLC, which is owned and controlled by James Coleman, a former director of the Company.

(5)      622 Capital LLC is controlled by its manager Gary Clyburn Jr. and its principal address is: 1334 Northampton Street, Easton, Pennsylvania 18042.

(6)      Constitutes “New Warrants” issued in connection with the Company’s initial public offering. See “Description of Capital Stock — Warrants — New Warrants.” New Warrants are exercisable at the option of the holder at any time or from time to time after the date of issuance through the fifth (5th) anniversary of the date of issuance.

(7)      Dragon Dynamic Catalytic Bridge SAC Fund is controlled by its Director Gary Carr and its principal address is: 5 Chapel Lan, Paget, Bermuda PG 02.

(8)      Target Capital 1 LLC is controlled by its Manager Dmitriy Shapiro and its principal address is: 13600 Carr 968, Apt. 64, Rio Grande 745, Puerto Rico 00745.

(9)      Wilderness Trace Veterinary Partners, LLC is 100% owned and controlled by Charles Stith Keiser, the Company’s Vice-Chair and director.

(10)    Holders of Series A preferred stock have the right to vote as-if-converted, on all matters submitted to a vote of holders of the Company’s common stock, including the election of directors, and all other matters as required by law, subject to the certain limits on beneficial ownership contained in the Certificate of Designations relating to the Series A preferred stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements. Forward-looking statements are based upon our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “approximately,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although the absence of these words does not necessarily mean that a statement is not forward-looking. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.

We cannot predict all of the risks and uncertainties. Accordingly, such information should not be regarded as representations that the results or conditions described in such statements or that our objectives and plans will be achieved and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement and include information concerning possible or assumed future results of our operations, including statements about securities offering; potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

All forward-looking statements speak only as of the date of this Information Statement. We undertake no obligation to update any forward-looking statements or other information contained herein. Shareholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.

These forward-looking statements represent our intentions, plans, expectations, assumptions ‘and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Information Statement. All subsequent written and oral forward-looking statements concerning other matters addressed in this Information Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly and without charge, upon written or oral request, a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. Security holders sharing an address and receiving a single copy may send a request to receive separate information statements and similar future documents to the Company at the following address: Inspire Veterinary Partners, Inc., 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452 or by calling (757) 734-5464.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THIS INFORMATION STATEMENT IS DATED MARCH 11, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

You should rely only on the information provided in this Information Statement. We have not authorized any person to provide information other than that provided herein.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Class A Common Stock.

By order of the Board of Directors

March 11, 2024

Important Notice Regarding the Availability of Information Statement Materials

INSPIRE VETERINARY PARTNERS, INC. 780 Lynnhaven Parkway Suite 400 Virginia Beach Virginia 23452

You are receiving this communication because you hold securities in Inspire Veterinary Partners, Inc. (“Inspire” or the “Company”). Inspire has released an information statement on Schedule 14C (the “Information Statement” regarding the issuance of (i) 2,869,182 shares of Class A Common Stock (the “Commitment Shares”) and (ii) up to $30.0 million of additional shares of Class A Common Stock (the “VWAP Shares” and together with the Commitment Shares, the “Shares”) issuable to Tumim Stone Capital LLC (“Tumim”), pursuant to a common stock purchase agreement, dated as of November 30, 2023, as amended by that certain letter agreement (the “Letter Agreement”), dated January 19, 2024, in each case by and between the Company and Tumim (the “Tumim Transaction”).

In accordance with Nasdaq Listing Rule 5635(d) and the Company’s Amended and Restated Articles of Incorporation and Second Amended and Restated By-Laws, holders of a majority of the issued and outstanding voting securities of the Company have approved, by written consent dated February 12, 2024, the Tumim Transaction and the issuance of the Shares to Tumim.

The Information Statement is available for your review.

The Information Statement is being made available for your review in lieu of notice of a meeting of stockholders pursuant to Section 78.320(3) of the Nevada Revised Statutes (the “NRS”).

This notice provides instructions on how to access the INSPIRE VETERINARY PARTNERS, INC. materials for informational purposes only. It is not a form for voting and presents only an overview of the Information Statement regarding the Tumim Transaction, which contain important information and is available, free of charge, on the Internet or by mail. We encourage you to access and review closely the Inspire Veterinary Partners, Inc. Information Statement.

WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY IN CONNECTION WITH THIS ACTION

You may view the Inspire Information Statement online at www.inspirevet.com/investors/sec-filings/ or request a paper or e-mail copy (see reverse side). Please make your request for a paper copy on or before March 28, 2024 to facilitate timely delivery.

See the reverse side for instructions on how to access materials.

— How to Access the Materials —

Materials Available to VIEW or RECEIVE:
Information Statement
How to View Online:

Visit: www.inspirevet.com/investors/sec-filings/ and click on the link that reads, “DEF 14C” under the heading, “Form Type” or on the website hosted by the U.S. Securities and Exchange Commission at: www.sec.gov.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY TELEPHONE: (757) 734-5464
2) BY E-MAIL: Mwood@inspirevet.com
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

THIS NOTICE WILL ENABLE YOU TO ACCESS
MATERIALS FOR INFORMATIONAL PURPOSES ONLY